UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

611 Gateway Boulevard
Suite 900
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RIGL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 27, 2023, Rigel Pharmaceuticals, Inc. (“Rigel”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying Rigel that, for the last 30 consecutive business days, the bid price for Rigel’s common stock, par value $0.001 per share (the “Common Stock”), closed below the $1.00 per share minimum bid price requirement for continued inclusion on the Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), Rigel has been provided a period of 180 calendar days, or until May 28, 2024 (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the bid price for the Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days, as required under the Compliance Period Rule, the Staff will provide written notification to Rigel that it has regained compliance with the Bid Price Requirement.

If Rigel does not regain compliance with the Bid Price Requirement by the Compliance Date, Rigel may be eligible for an additional 180 calendar day compliance period. To qualify, Rigel will be required to transfer to the Nasdaq Capital Market and meet the continued listing requirement for market value of its publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Bid Price Requirement, and will need to provide written notice of its intention to cure the deficiency during the second 180 calendar day compliance period, by effecting a reverse stock split, if necessary.

If Rigel does not regain compliance with the Bid Price Requirement by the Compliance Date and is not eligible for an additional compliance period at that time, or the Staff concludes that Rigel will not be able to cure the deficiency during the additional compliance period, the Staff will provide written notification to Rigel that its Common Stock will be subject to delisting. At that time, Rigel may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. However, there can be no assurance that such appeal would be successful.

The notification received has no immediate effect on Rigel’s Nasdaq listing. Rigel’s Common Stock will continue to trade on Nasdaq under the symbol “RIGL” at this time.

Rigel intends to monitor the closing bid price of the Common Stock and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement, which could include seeking to effect a reverse stock split. However, there can be no assurance that Rigel will be able to regain compliance with the Bid Price Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2023	RIGEL PHARMACEUTICALS, INC.

	By:	/s/ Ray Furey, J.D.
Ray Furey, J.D.
Executive Vice President, General Counsel and Corporate Secretary